EXHIBIT 99.1

Issuer Direct Announces New Board of Directors to Support Next Chapter of Growth

RALEIGH, NC / ACCESSWIRE / July 1, 2024 / Issuer Direct Corporation (NYSE American:ISDR), an industry-leading communications company, today announced it has appointed Wes Pollard and Joe Staples as new independent members of its Board of Directors.

"We are excited to welcome Wes and Joe to the Issuer Direct Board of Directors," said CEO Brian Balbirnie. "We believe their respective skillsets are an ideal fit for us as we pursue our strategic vision to be a leading provider of media and communications software to the PR (Public Relations) and IR (Investor Relations) industry. We are confident they will be valuable additions to our company as we continue to optimize our business and work to maximize value for our shareholders."

As of July 1, 2024, the Issuer Direct Board of Directors will be comprised of the following persons:

•	Graeme P. Rein, CFA, CPA, Principal at Yorkmont Capital Management, LLC. Mr. Rein will continue to serve as a Director and the Audit Committee Chairperson.
•	Wes Pollard, CPA, Chief Financial Officer of Primeritus Financial Services. As a Director, Mr. Pollard will serve as a member of the Audit Committee and Compensation Committee.
•	Joe Staples, Experienced Chief Marketing Officer and Adjunct Professor of Marketing at Utah Valley University. As a Director, Mr. Staples will serve as the Compensation Committee Chairperson.
•	Brian R. Balbirnie, Founder and Chief Executive Officer. Mr. Balbirnie will continue as a Director and resume as Chairperson of the Board, a role he held for seven years, from the company's formation until July 2013.

Mr. Pollard is a finance executive who is currently serving as the Chief Financial Officer of Primeritus Financial Services, a private equity backed company in the automotive financing industry. He has approximately thirty years of accounting and finance experience, much of which has been at the CFO level, including private, venture-backed, and publicly traded companies. These companies include Digital Lifestyle Outfitters (acquired by Philips Electronics), Issuer Direct Corp, kSep Systems (acquired by Sartorious, Inc) and MobileGuard (acquired by Smarsh, Inc.), among others. Mr. Pollard also served as the Managing Partner of TechCXO RTP and worked in the audit and consulting practices of PricewaterhouseCoopers. Mr. Pollard received his BA in Business Management and Economics from North Carolina State University and his Master of Accounting from the University of North Carolina at Chapel Hill.

Mr. Staples has worked as a senior B2B marketing executive (CMO/SVP Marketing) for 22 years with particular expertise in SaaS, marketing technology, employee engagement and customer experience sectors. Mr. Staples served as a marketing executive officer for two publicly traded companies, Captaris Inc. (NASDAQ:CAPA) and Interactive Intelligence Group Inc. (NASDAQ:ININ), and two companies who have been acquired for over $1B, Interactive Intelligence Group Inc. (NASDAQ:ININ) and Workfront, Inc. Mr. Staples is currently an adjunct professor of marketing at Utah Valley University and serves in a marketing advisory/consulting capacity for several technology companies.

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About Issuer Direct Corporation

Issuer Direct is a leading communications company, providing solutions for both Public Relations and Investor Relations Professionals for over 18 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion-dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry-leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

919-481-4000

brian.balbirnie@issuerdirect.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

SOURCE: Issuer Direct Corporation

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